UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, California		90046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-850-2888

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the terms outlined in a letter agreement dated April 14, 2004, between WPT Enterprises, Inc. (the "Company") and Steven Lipscomb, the Company and Mr. Lipscomb entered into an Employment Agreement, dated April 1, 2005, finalizing his employment terms. Pursuant to the terms of the Agreement, he will serve as president and Chief Executive Officer for a three year term which began on December 29, 2003. Mr. Lipscomb will be paid an annual salary of $500,000 and will be eligible to receive bonuses for (i) an amount equal to 5% of the Company's net income for each fiscal year in excess of $3,000,000, and (ii) an amount to be determined by the Company's Compensation Committee from an annual bonus pool equal to 10% of the Company's net profit in each fiscal year.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

10.1 Employment Agreement with Steven Lipscomb

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

April 5, 2005	By:	/s/ W. Todd Steele

Name: W. Todd Steele
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement